FILED # C14873-00
                                                           MAY 24, 2001
                                                         IN THE OFFICE OF
                                                           DEAN KELLER
                                                           -----------
                                                  DEAN KELLER SECRETARY OF STATE



              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                                       OF
                                MULLER A.I., INC.
                               (the "Corporation")

           The undersigned, being respectively the President and Secretary of the Corporation, do hereby certify:

         1. The original articles were filed with the Office of the Secretary of State on May 26, 2000.

           2. The Board of Directors of the Corporation at a meeting duly held on the 1st day of May, 2001 adopted a resolution to amend the original articles as follows:

           Article FIRST is hereby amended to read as follows:

"FIRST:              The name of the corporation is Struthers, A.I., Inc."

           3. The number of shares of the Corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation are 20,000, that the said changes and amendments have been consented to and approved by the stockholder holding all of the stock issued and outstanding and entitled to vote thereon.

/s/ MARIANO RAIGO                                 /S/ DENNIS D. GOURLEY
------------------------                          -----------------------
Mariano Raigo, President                          Dennis D. Gourley, Secretary




STATE OF IOWA                                       )
                                                    )SS.:
COUNTY OF ALLAMAKEE                                 )

           On the day of May, 2001 before me personally appeared Mariano Raigo and Dennis D. Gourley, each of whom acknowledged to me that he executed the above instrument.


/S/ LAWRENCE D. McGRAW                  LAWRENCE D. McGRAW
-------------------------               MY COMMISSION EXPIRES
Notary Public                           NOVEMBER 30, 2004